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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fidelity National Corporation and subsidiaries of our report dated January 25, 2000, included in the 1999 Annual Report to the Shareholders of Fidelity National Corporation and subsidiaries, and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11877) pertaining to the Employee Stock Purchase Plan of Fidelity National Corporation, in the Registration Statement (Form S-3 No. 333-11879) pertaining to the Dividend Reinvestment Plan of Fidelity National Corporation and in the Registration Statement (Form S-8 No. 333-57421) pertaining to the Tax Deferred 401(k) Savings Plan of Fidelity National Corporation, and in the related prospectuses, of our report dated January 25, 2000 with respect to the consolidated financial statements of Fidelity National Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.



Atlanta, Georgia                            /s/    Ernst & Young LLP
March 22, 2000


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